UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 17, 2012

Main Street Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 350-6000

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2012, Main Street Capital Corporation (“Main Street”) entered into that certain Supplement and Joinder Agreement (the “Supplement”)  to the Amended and Restated Credit Agreement (the “Credit Agreement”) among Main Street, as borrower, Main Street Capital Partners, LLC and Main Street Equity Interests, Inc., as guarantors, Branch Banking and Trust Company (“BB&T”), Regions Bank, The Frost National Bank, Capital One, N.A., Texas Capital Bank, Cadence Bank, N.A., Compass Bank, Amegy Bank N.A., and Raymond James Bank, N.A., collectively as lenders, and BB&T as administrative agent to increase the total commitments under the Credit Agreement from $277.5 million to $287.5 million.

BB&T and the other lenders under the Credit Agreement, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.

The above summary is not complete and is qualified in its entirety to the full text of the Credit Agreement as amended by the Supplement and related documents.

Item 8.01	Other Events.

On July 18, 2012, the Registrant issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Supplement and Joinder Agreement dated July 17, 2012

99.1	Press release dated July 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: July 18, 2012	By:	/s/ Dwayne L. Hyzak
Name: Dwayne L. Hyzak
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Supplement and Joinder Agreement dated July 17, 2012

99.1	Press release dated July 18, 2012